UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

AlphaPoint Technology, Inc
(Exact name of registrant as specified in its charter)

Delaware	000-54502	26-3748249
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6371 Business Blvd. Suite 200 Sarasota, FL	34240
(address of principal executive offices)	(zip code)

941-907-8822
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business Operations

Item 1.02.  Termination of a Material Definitive Agreement

On April 14, 2015, the AlphaPoint Technology, Inc. (“AlphaPoint” or the “Company”), N’compass Solutions, Inc., a Minnesota corporation (“NSI”), and the former shareholders of NSI, Kristin F. Paul, Christopher J. Flaherty, Keith A. Meierhofer, Christopher J. Pinc, Thomas H. Frahm, Thomas J. Muggli and Joshua J. Verhelst (the “NSI Shareholders”), entered into an Unwind Agreement (the “Unwind Agreement”) whereby the parties mutually agreed to unwind (the “Unwind”) the Share Exchange Agreement (“SEA”) dated December 19, 2014 and which was reported on a Form 8-K on December 23, 2014 and an Amended Form 8-K on February 9, 2015.

Pursuant to the Unwind Agreement, all of the NSI Shareholders surrendered all of their shares and rights in the Company and the Company conveyed to NSI Shareholders all of its shares, rights and ownership interest in NSI. As a result of the Unwind, the Company has 127,832,453 fewer shares issued and outstanding and the NSI Shareholders own all the capital stock of NSI.  None of the NSI Shareholders or their assigns owns any interest in the Company, its affiliates or its properties.

Section 5—Corporate Governance and Management

Item 5.01---Changes in Control of Registrant

Pursuant to the Unwind, defined in Item 1.02 above, as of April 14, 2015, Christopher Flaherty and Christopher Pinc, tendered their resignations from the AlphaPoint Board of Directors.  On March 13, 2015, Keith Meierhofer tendered his resignation as Vice President of Consulting and Special Projects. At the conclusion of the Unwind, these former AlphaPoint officers and the other NSI Shareholders held no stock in AlphaPoint.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 14, 2015, and pursuant to the Unwind, the Board of Directors accepted Christopher Flaherty and Christopher Pinc’s resignations from the Board of Directors of AlphaPoint, bringing the total number of directors comprising the Board to five (5).

Also on April 14, 2015, and pursuant to the Unwind, Mr. Gary MacLeod was reappointed as President of AlphaPoint.  Mr. Macleod will remain as Chief Executive Officer of AlphaPoint.  There are no arrangements or understandings between the Mr. MacLeod and any other person pursuant to which Mr. MacLeod was selected to serve as President. Furthermore, there are no family relationships between Mr. MacLeod and any other director or executive officer of the Company.

Background of Mr. Gary MacLeod

Since November 2008, Mr. Gary Macleod, the Chief Executive Officer and director of AlphaPoint Technology, Inc., has played a key leadership role in translating technical information and new technologies into compelling value propositions to drive customer endorsement and sell-through models for evolving IT Asset Management software solutions.  From August 2005 to January 2008, Mr. Macleod was the Chief Executive Officer and director of Non-Invasive Monitoring Systems, Inc. He was responsible for raising capital to ensure organizational survival, steering product introduction efforts, navigating FDA approval activities, filing comprehensive and required publicly-held organization financial reports, overseeing entire program lifecycle including 510K submission proceedings, identifying market demographics, developing long-term business plans, establishing a distributor base, strengthening stakeholder confidence, and restructuring the organization.

Gary Macleod has been involved with the software industry for over twenty years. Mr. Macleod brings diversified leadership expertise to information technology and the software sector. He has career successes steering start-up and organizational growth initiatives for dynamic enterprises and technologically sophisticated solutions, products, and services. Mr. Macleod has broad-based expertise spanning information technology, revenue expansion, capital funds generation, market share growth, team building, operations, administration, general management, and finance. Mr. Macleod’s experience includes;  raising capital for companies to ensure organizational existence, steering product market introduction efforts, filing comprehensive and required publicly-held organization financial reports, overseeing entire program lifecycle including: identifying market demographics, developing long-term business plans, establishing distributor bases, strengthening stakeholder confidence, restructuring organizations, and more.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

None

c.

None

d.

Exhibits

NUMBER	EXHIBIT
10.2	Unwind Agreement
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AlphaPoint Technology, Inc.

Dated: April 20, 2015	/s/ Gary Macleod
Gary Macleod
Chief Executive Officer

3